                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Equity Incentive Plan, as amended, of COR Therapeutics, Inc. of our report dated January 20, 2000, with respect to the financial statements of COR Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP
Palo Alto, California
October 24, 2000